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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                         KANEB PIPE LINE PARTNERS, L.P.
             (Exact name of registrant as specified in its charter)

                DELAWARE                                 75-2287571
(State of Incorporation or organization)    (I.R.S. Employer Identification No.)

       2435 NORTH CENTRAL EXPRESSWAY
             RICHARDSON, TEXAS                             75080
 (Address of principal executive offices)                (Zip Code)

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If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:
333-59767 and 333-76067.

        Securities to be registered pursuant to Section 12(b) of the Act:


             Title of Each Class                  Name of Each Exchange on Which
             to be so Registered                  Each Class is to be Registered
             -------------------                  ------------------------------
UNITS REPRESENTING LIMITED PARTNER INTERESTS         NEW YORK STOCK EXCHANGE

        Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
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         Kaneb Pipe Line Partners, L.P. (the "Registrant") hereby amends the following items, exhibits and other portions of its Registration Statement on Form 8-A, dated August 19, 1989, as amended by Form 8 dated September 25, 1989, regarding the registration of the Registrant's units representing senior preference limited partner interests.

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         Item 1 is hereby amended and restated as follows:

         The information set forth under the captions "Description of the Units" and "Description of the Partnership Agreements" in the prospectus included in the Registrant's Registration Statement on Form S-3/A (No. 333-59767), filed with the Securities and Exchange Commission on August 18, 1998, is incorporated herein by reference.

         The information set forth under the captions "Cash Distributions" and "Federal Income Tax Considerations" in the prospectus included in the Registrant's Registration Statement on Form S-3/A (No. 333-76067), filed with the Securities and Exchange Commission on June 18, 1999, and as filed in accordance with Rule 424(b) under the Securities Act of 1933, as amended, is incorporated herein by reference.

ITEM 2.  EXHIBITS

         Item 2 is hereby amended and restated as follows:

         The following exhibits to this Registration Statement on Form 8-A/A are incorporated by reference from the documents specified, which have been filed with the Securities and Exchange Commission.

                  1. Amended and Restated Agreement of Limited Partnership of Registrant dated September 27, 1989, as revised July 23, 1998 (filed as Exhibit 3.1 to Kaneb Partners' Annual Report on Form 10-K filed March 19, 2001 and incorporated by reference herein).

                  2. Certificate of Limited Partnership of Registrant (filed as Exhibit 3.2 to Kaneb Partners' Registration Statement on Form S-1 (Reg. No. 33-30330) and incorporated by reference herein).

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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                              KANEB PIPE LINE PARTNERS, L.P., by Kaneb Pipe Line Company, as General Partner


                              By:        /s/ Edward D. Doherty
                                  -------------------------------------
                                           EDWARD D. DOHERTY
                                       Edward D. Doherty, Chairman